Exhibit 99.1

TIME WARNER CABLE REPORTS

2015 SECOND-QUARTER RESULTS

Best Ever Overall Q2 Subscriber Performance, Including

First Positive Q2 Customer Relationship Net Additions Since 2008

Aggressive Operating and Capital Investments

Driving Dramatic Improvements in Customer Service and Operating Performance

Solid Revenue Growth of 3.5%

***

NEW YORK, July 30, 2015 – Time Warner Cable Inc. (NYSE: TWC) today reported financial results for its second quarter ended June 30, 2015.

Time Warner Cable Chairman and CEO Rob Marcus said: “We delivered very strong operational results in the second quarter, providing yet another clear indication that our plan is working. We achieved record Q2 subscriber results across nearly every category, setting us up for accelerating financial performance as we look forward to the next phase of our plan. We intend to use the time between the signing and closing of the Charter deal to further strengthen our operations.”

SELECTED CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share data;	2nd Quarter				Year-to-Date 6/30
unaudited)			Change				Change
	2015	2014	$	%	2015	2014	$	%
Revenue	$5,926	$5,726	$200	3.5%	$11,703	$11,308	$395	3.5%
Adjusted OIBDA(a)	$2,030	$2,054	$(24)	(1.2%)	$4,026	$4,034	$(8)	(0.2%)
Operating Income(b)	$1,029	$1,163	$(134)	(11.5%)	$2,113	$2,255	$(142)	(6.3%)
Diluted EPS(c)	$1.62	$1.76	$(0.14)	(8.0%)	$3.21	$3.46	$(0.25)	(7.2%)
Adjusted Diluted EPS(a)	$1.54	$1.89	$(0.35)	(18.5%)	$3.19	$3.68	$(0.49)	(13.3%)
Cash provided by operating activities(b)	$1,698	$1,695	$3	0.2%	$3,206	$3,092	$114	3.7%
Capital expenditures	$1,263	$1,240	$23	1.9%	$2,397	$2,074	$323	15.6%
Free Cash Flow(a)(b)	$440	$459	$(19)	(4.1%)	$847	$1,088	$(241)	(22.2%)

(a)	Refer to Note 4 to the accompanying consolidated financial statements for definitions of Adjusted OIBDA, Adjusted Diluted EPS and Free Cash Flow and below for reconciliations.
(b)	Operating Income is reduced by merger-related and restructuring costs of $82 million and $61 million for the second quarters of 2015 and 2014, respectively, and $108 million and $141 million for the six months ended June 30, 2015 and 2014, respectively. Cash provided by operating activities and Free Cash Flow are reduced by merger-related and restructuring payments of $105 million and $29 million for the second quarters of 2015 and 2014, respectively, and $131 million and $87 million for the six months ended June 30, 2015 and 2014, respectively.
(c)	Diluted EPS represents net income per diluted common share attributable to TWC common shareholders.

HIGHLIGHTS

Financial Highlights

•	Second-quarter 2015 revenue grew 3.5% year over year with Business Services revenue up 16.2% and Residential Services revenue up 2.1%.
•	Second-quarter Adjusted OIBDA was $2.0 billion – a 1.2% decrease year over year as a result of continued aggressive investments, as well as higher programming costs and pension expense. Excluding the $27 million increase in pension expense, Adjusted OIBDA would have been flat.
•	Higher depreciation expense from “TWC Maxx” and other investments also reduced second-quarter Operating Income to $1.0 billion.

Operational Highlights

•	Record second-quarter residential subscriber performance:
¡	Residential video net declines of 45,000 – best second quarter since 2008
¡	Residential high-speed data net additions of 172,000 – best second quarter since 2008
¡	Residential voice net additions of 252,000 – best second quarter ever
¡	Residential triple play net additions of 233,000 – best second quarter ever
¡	Residential customer relationship net additions of 66,000 – best second quarter ever and first positive second quarter net additions since 2008
•	First-half capital expenditures of $2.4 billion reflect the Company’s continued accelerated investment in “TWC Maxx,” improved customer experience and network expansion.
¡	TWC Maxx, including “all digital” conversion and Internet speeds of up to 300 Mbps, was completed in Austin in mid-April, is well underway in Kansas City, Dallas, Raleigh, San Antonio, Charlotte and Hawaii and will begin in San Diego in 2015.
¡	Also, the Company has accelerated the deployment of TWC Maxx in Wilmington and Greensboro in 2015.
¡	TWC continued to upgrade customer premise equipment to improve its customers’ experience. In the first six months of 2015, TWC deployed nearly 5.6 million new set-top boxes, digital adapters and advanced modems in customers’ homes.
¡	During the first six months of 2015, TWC further grew its serviceable Business Services opportunity by adding nearly 32,000 commercial buildings to its network.
•	Investments in network reliability and customer care continued to contribute to meaningful year-over-year operational improvements in the second quarter.
¡	530,000 fewer repair calls to TWC call centers year over year.
¡	15% reduction in repair-related truck rolls per customer relationship.
¡	98% on-time percentage for customer appointments within the Company’s industry-leading one-hour appointment window.
¡	First-visit problem resolution improved by 10%.

CONSOLIDATED REVENUE AND PROFITABILITY RESULTS

Revenue for the second quarter of 2015 increased 3.5% year over year as a result of revenue growth at the Business Services and Residential Services segments.

Adjusted Operating Income before Depreciation and Amortization (“Adjusted OIBDA”) for the second quarter of 2015 decreased 1.2% driven by a 6.1% year-over-year increase in operating expenses, partially offset by revenue growth.

(in millions; unaudited)	2nd Quarter				Year-to-Date 6/30
			Change				Change
	2015	2014	$	%	2015	2014	$	%
Operating costs and expenses:
Programming and content	$1,489	$1,341	$148	11.0%	$2,908	$2,650	$258	9.7%
Sales and marketing	596	544	52	9.6%	1,155	1,099	56	5.1%
Technical operations	406	371	35	9.4%	805	742	63	8.5%
Customer care	224	207	17	8.2%	450	412	38	9.2%
Other operating	1,181	1,209	(28)	(2.3%)	2,359	2,371	(12)	(0.5%)

Total operating costs and expenses	$3,896	$3,672	$224	6.1%	$7,677	$7,274	$403	5.5%

The increase in operating expenses was primarily due to higher programming, employee, content and maintenance costs, partially offset by a decline in bad debt expense. The increase in employee costs reflects the Company’s continued investments in sales and marketing, technical operations and customer care initiatives and a $27 million increase in pension expense. The increase in content costs was driven by higher content costs at SportsNet LA, a regional sports network carrying the Los Angeles Dodgers’ baseball games and other sports programming.

Operating Income for the second quarter of 2015 decreased 11.5% primarily due to higher depreciation expense and merger-related and restructuring costs and lower Adjusted OIBDA. Merger-related and restructuring costs for the second quarter of 2015 included $56 million of Charter merger-related costs, $13 million of Comcast merger-related costs and $13 million of restructuring costs primarily associated with employee terminations. Merger-related and restructuring costs for the second quarter of 2014 included $49 million of Comcast merger-related costs, $3 million of DukeNet merger-related costs and $9 million of restructuring costs primarily associated with employee terminations and other exit costs.

DETAILED SEGMENT RESULTS

Residential Services

Selected Residential Services Financial Results

(in millions; unaudited)	2nd Quarter				Year-to-Date 6/30
			Change				Change
	2015	2014	$	%	2015	2014	$	%
Revenue:
Video	$2,514	$2,546	$(32)	(1.3%)	$4,983	$5,041	$(58)	(1.2%)
High-speed data	1,742	1,606	136	8.5%	3,438	3,164	274	8.7%
Voice	478	490	(12)	(2.4%)	951	986	(35)	(3.5%)
Other	24	20	4	20.0%	48	39	9	23.1%

Total revenue	$4,758	$4,662	$96	2.1%	$9,420	$9,230	$190	2.1%

Adjusted OIBDA(a)	$2,147	$2,192	$(45)	(2.1%)	$4,228	$4,324	$(96)	(2.2%)

(a)	Refer to Note 4 to the accompanying consolidated financial statements for a definition of Adjusted OIBDA.

Residential Services revenue increased as a result of an increase in high-speed data revenue, partially offset by decreases in video and voice revenue.

•	The growth in residential high-speed data revenue was the result of growth in high-speed data subscribers, as well as an increase in average revenue per subscriber primarily due to increases in prices and equipment rental charges and a greater percentage of subscribers purchasing higher-priced tiers of service.
•	Residential video revenue decreased due to a year-over-year decline in video subscribers, partially offset by an increase in average revenue per subscriber primarily as a result of price increases, higher transactional video-on-demand revenue (due to the May 2015 Mayweather vs. Pacquiao fight) and growth in premium network revenue.
•	Residential voice revenue decreased due to lower average revenue per subscriber offset, in part, by growth in voice subscribers.

Residential Services Adjusted OIBDA decreased driven by a 5.7% increase in operating costs, partially offset by the increase in revenue discussed above. The increase in operating costs resulted from higher programming, sales and marketing, technical operations and customer care costs, partially offset by lower other operating costs. Employee costs (which are included in each category, as applicable) were impacted by a $14 million increase in pension expense.

•	Programming costs (which include intercompany expense from the Other Operations segment for programming costs associated with the Company’s Los Angeles Lakers’ regional sports networks, local sports, news and lifestyle channels and SportsNet LA) grew 8.7% to $1.4 billion primarily due to an increase in average monthly programming costs per video subscriber, partially offset by a year-over-year decline in video subscribers. Average monthly programming costs per residential video subscriber grew 11.6% year over year to $42.73 for the second quarter of 2015, primarily driven by contractual rate increases, the carriage of new networks and higher transactional video-on-demand costs.
•	Sales and marketing costs increased 10.2% to $389 million primarily due to increased sales-related employee costs as a result of higher compensation costs per employee and headcount growth.
•	Technical operations costs were up 8.4% to $361 million primarily due to headcount growth and increased maintenance costs, reflecting the Company’s continued investments to improve the customer experience.

•	Customer care costs increased 6.9% to $186 million primarily due to headcount growth, reflecting the Company’s continued investments to improve the customer experience.
•	Other operating costs decreased 20.3% to $173 million primarily due to lower bad debt expense.

Residential Services Subscriber Metrics

(in thousands)	3/31/2015	Net Additions (Declines)	6/30/2015
Video	10,819	(45)	10,774
High-speed data	11,990	172	12,162
Voice	5,604	252	5,856

Single play	5,673	(14)	5,659
Double play	4,389	(153)	4,236
Triple play	4,654	233	4,887

Customer relationships	14,716	66	14,782

For definitions related to the Company’s subscriber metrics, refer to the Trending Schedules posted on the Company’s website at www.twc.com/investors.

Business Services

Selected Business Services Financial Results

(in millions; unaudited)	2nd Quarter				Year-to-Date 6/30
			Change				Change
	2015	2014	$	%	2015	2014	$	%
Revenue:
Video	$95	$90	$5	5.6%	$189	$179	$10	5.6%
High-speed data	391	331	60	18.1%	767	637	130	20.4%
Voice	147	123	24	19.5%	289	241	48	19.9%
Wholesale transport	120	97	23	23.7%	241	198	43	21.7%
Other	50	50	—	—	98	104	(6)	(5.8%)

Total revenue	$803	$691	$112	16.2%	$1,584	$1,359	$225	16.6%

Adjusted OIBDA(a)	$480	$409	$71	17.4%	$959	$811	$148	18.2%

(a)	Refer to Note 4 to the accompanying consolidated financial statements for a definition of Adjusted OIBDA.

Business Services revenue growth was primarily due to increases in high-speed data and voice subscribers and growth in wholesale transport revenue (including cell tower backhaul revenue).

The increase in Adjusted OIBDA was driven by growth in revenue, partially offset by a 14.5% increase in operating costs and expenses, primarily due to increased headcount and higher compensation costs per employee, including a $5 million increase in pension expense.

Business Services Subscriber Metrics

(in thousands)	3/31/2015	Net Additions	6/30/2015
Video	206	2	208
High-speed data	591	17	608
Voice	334	15	349

Single play	349	3	352
Double play	274	11	285
Triple play	78	3	81

Customer relationships	701	17	718

For definitions related to the Company’s subscriber metrics, refer to the Trending Schedules posted on the Company’s website at www.twc.com/investors.

Other Operations

Selected Other Operations Financial Results

(in millions; unaudited)	2nd Quarter				Year-to-Date 6/30
			Change				Change
	2015	2014	$	%	2015	2014	$	%
Revenue:
Advertising	$263	$272	$(9)	(3.3%)	$493	$519	$(26)	(5.0%)
Other	168	164	4	2.4%	336	317	19	6.0%

Total revenue	$431	$436	$(5)	(1.1%)	$829	$836	$(7)	(0.8%)

Adjusted OIBDA(a)	$142	$173	$(31)	(17.9%)	$305	$346	$(41)	(11.8%)

(a)	Refer to Note 4 to the accompanying consolidated financial statements for a definition of Adjusted OIBDA.

Advertising revenue decreased primarily due to lower political advertising revenue, which was $3 million in the second quarter of 2015 compared to $15 million in the second quarter of 2014.

Other revenue increased primarily due to affiliate fees from the Residential Services segment.

The decrease in Adjusted OIBDA was driven by a 9.9% increase in operating costs and expenses, primarily related to higher content costs associated with SportsNet LA. Employee costs were impacted by a $1 million increase in pension expense.

Shared Functions

Operating costs associated with broad “corporate” functions (e.g., accounting and finance, information technology, executive management, legal and human resources) or functions supporting more than one reportable segment that are centrally managed (e.g., facilities, network operations, vehicles and procurement) as well as other activities not directly attributable to a reportable segment increased 2.6% to $739 million for the second quarter of 2015, primarily driven by increased maintenance expense, partially offset by lower costs as a result of operating efficiencies. Employee costs were impacted by a $7 million increase in pension expense.

CONSOLIDATED NET INCOME

Net Income Attributable to TWC Shareholders was $463 million, or $1.62 per basic and diluted common share, for the second quarter of 2015 compared to $499 million, or $1.77 per basic common share and $1.76 per diluted common share, for the second quarter of 2014.

Net income attributable to TWC shareholders decreased primarily due to a decrease in Operating Income and an increase in income tax provision, partially offset by an increase in other income, net, which included a $120 million gain from the settlement of certain terms of an agency agreement with Verizon Wireless.

Adjusted Net Income Attributable to TWC Shareholders and Adjusted Diluted EPS, which exclude the Verizon Wireless gain discussed above, merger-related and restructuring costs and certain other items affecting the comparability of TWC’s results for 2015 and 2014 detailed in Note 2 to the accompanying consolidated financial statements, were $440 million and $1.54, respectively, for the second quarter of 2015 compared to $536 million and $1.89, respectively, for the second quarter of 2014.

(in millions, except per share data;	2nd Quarter				Year-to-Date 6/30
unaudited)			Change				Change
	2015	2014	$	%	2015	2014	$	%
Net income attributable to TWC shareholders	$463	$499	$(36)	(7.2%)	$921	$978	$(57)	(5.8%)
Adjusted net income attributable to TWC shareholders(a)	$440	$536	$(96)	(17.9%)	$914	$1,039	$(125)	(12.0%)

Net income per common share attributable to TWC common shareholders:
Basic	$1.62	$1.77	$(0.15)	(8.5%)	$3.22	$3.48	$(0.26)	(7.5%)
Diluted	$1.62	$1.76	$(0.14)	(8.0%)	$3.21	$3.46	$(0.25)	(7.2%)
Adjusted Diluted EPS(a)	$1.54	$1.89	$(0.35)	(18.5%)	$3.19	$3.68	$(0.49)	(13.3%)

(a)	Refer to Note 4 to the accompanying consolidated financial statements for definitions of Adjusted net income attributable to TWC shareholders and Adjusted Diluted EPS.

SELECTED BALANCE SHEET AND CASH FLOW INFORMATION

Free Cash Flow for the first six months of 2015 was $847 million compared to $1.1 billion in the first six months of 2014, due mainly to an increase in capital expenditures, partially offset by an increase in cash provided by operating activities. Capital Expenditures, which totaled $2.4 billion for the first six months of 2015, increased primarily due to the Company’s investments (including TWC Maxx) to improve network reliability, upgrade older customer premise equipment and expand its network to additional residences, commercial buildings and cell towers. Cash Provided by Operating Activities for the first six months of 2015 was $3.2 billion, a 3.7% increase from the first six months of 2014. This increase was primarily driven by lower net income tax and net interest payments.

(in millions; unaudited)	2nd Quarter				Year-to-Date 6/30
			Change				Change
	2015	2014	$	%	2015	2014	$	%
Adjusted OIBDA(a)	$2,030	$2,054	$(24)	(1.2%)	$4,026	$4,034	$(8)	(0.2%)
Net interest payments	(305)	(330)	25	(7.6%)	(697)	(745)	48	(6.4%)
Net income tax payments	(32)	(97)	65	(67.0%)	(35)	(95)	60	(63.2%)
All other, net, including working capital changes(b)	5	68	(63)	(92.6%)	(88)	(102)	14	(13.7%)

Cash provided by operating activities(b)	1,698	1,695	3	0.2%	3,206	3,092	114	3.7%
Add: Excess tax benefit from exercise of stock options	18	21	(3)	(14.3%)	74	99	(25)	(25.3%)
Less:
Capital expenditures	(1,263)	(1,240)	(23)	1.9%	(2,397)	(2,074)	(323)	15.6%
Cash paid for other intangible assets	(8)	(12)	4	(33.3%)	(31)	(24)	(7)	29.2%
Other	(5)	(5)	—	—	(5)	(5)	—	—

Free Cash Flow(a)(b)	$440	$459	$(19)	(4.1%)	$847	$1,088	$(241)	(22.2%)

(a)	Refer to Note 4 to the accompanying consolidated financial statements for definitions of Adjusted OIBDA and Free Cash Flow.
(b)	All other, net, including working capital changes includes merger-related and restructuring payments of $105 million and $29 million for the second quarters of 2015 and 2014, respectively, and $131 million and $87 million for the six months ended June 30, 2015 and 2014, respectively, which reduced cash provided by operating activities and Free Cash Flow for the respective periods.

Net Debt, which totaled $22.6 billion as of June 30, 2015, decreased from December 31, 2014 as Free Cash Flow more than offset the cash used for dividends.

(in millions; unaudited)	6/30/2015	12/31/2014
Long-term debt	$22,732	$22,701
Debt due within one year	320	1,017

Total debt	23,052	23,718
Cash and equivalents	(480)	(707)

Net debt(a)	$22,572	$23,011

(a)	Net debt is defined as total debt less cash and equivalents.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including OIBDA, Adjusted OIBDA, Adjusted net income attributable to TWC shareholders, Adjusted Diluted EPS and Free Cash Flow. Refer to Note 4 to the accompanying consolidated financial statements for a discussion of the Company’s use of non-GAAP financial measures.

About Time Warner Cable

Time Warner Cable Inc. (NYSE: TWC) is among the largest providers of video, high-speed data and voice services in the United States, connecting 15 million customers to entertainment, information and each other. Time Warner Cable Business Class offers data, video and voice services to businesses of all sizes, cell tower backhaul services to wireless carriers and enterprise-class, cloud-enabled hosting, managed applications and services. Time Warner Cable Media, the advertising sales arm of Time Warner Cable, offers national, regional and local companies innovative advertising solutions. More information about the services of Time Warner Cable is available at www.twc.com, www.twcbc.com and www.twcmedia.com.

Additional details on financial and subscriber metrics are included in the Trending Schedules posted on the Company’s Investor Relations website at www.twc.com/investors.

Information on Conference Call

Time Warner Cable’s earnings conference call can be heard live at 8:30 am ET on Thursday, July 30, 2015. To listen to the call, visit www.twc.com/investors.

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors, and other factors affecting the operations of Time Warner Cable Inc., including its proposed merger with Charter Communications, Inc. More detailed information about these factors may be found in filings by Time Warner Cable Inc. with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Time Warner Cable is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Corporate Communications	Investor Relations
Bobby Amirshahi (212) 364-8292	Tom Robey (212) 364-8218
Eric Mangan (212) 364-8297

# # #

TIME WARNER CABLE INC.

CONSOLIDATED BALANCE SHEET

(Unaudited)

	June 30, 2015	December 31, 2014
	(in millions)
ASSETS
Current assets:
Cash and equivalents	$480	$707
Receivables, less allowances of $126 million and $109 million as of June 30, 2015 and December 31, 2014, respectively	1,029	949
Deferred income tax assets	235	269
Other current assets	330	391

Total current assets	2,074	2,316
Investments	69	64
Property, plant and equipment, net	16,604	15,990
Intangible assets subject to amortization, net	486	523
Intangible assets not subject to amortization	26,014	26,012
Goodwill	3,138	3,137
Other assets	501	459

Total assets	$48,886	$48,501

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$496	$567
Deferred revenue and subscriber-related liabilities	215	198
Accrued programming and content expense	968	902
Current maturities of long-term debt	320	1,017
Other current liabilities	2,156	1,813

Total current liabilities	4,155	4,497
Long-term debt	22,732	22,701
Deferred income tax liabilities, net	12,715	12,560
Other liabilities	772	726
TWC shareholders’ equity:
Common stock, $0.01 par value, 282.9 million and 280.8 million shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	3	3
Additional paid-in capital	7,369	7,172
Retained earnings	1,436	1,162
Accumulated other comprehensive loss, net	(300)	(324)

Total TWC shareholders’ equity	8,508	8,013
Noncontrolling interests	4	4

Total equity	8,512	8,017

Total liabilities and equity	$48,886	$48,501

See accompanying notes.

TIME WARNER CABLE INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in millions, except per share data)
Revenue	$5,926	$5,726	$11,703	$11,308
Costs and expenses:
Programming and content	1,489	1,341	2,908	2,650
Sales and marketing	596	544	1,155	1,099
Technical operations	406	371	805	742
Customer care	224	207	450	412
Other operating	1,181	1,209	2,359	2,371
Depreciation	885	795	1,737	1,570
Amortization	34	35	68	68
Merger-related and restructuring costs	82	61	108	141

Total costs and expenses	4,897	4,563	9,590	9,053

Operating Income	1,029	1,163	2,113	2,255
Interest expense	(350)	(349)	(698)	(713)
Other income, net	127	8	137	23

Income before income taxes	806	822	1,552	1,565
Income tax provision	(343)	(323)	(631)	(587)

Net income	463	499	921	978
Less: Net income attributable to noncontrolling interests	—	—	—	—

Net income attributable to TWC shareholders	$463	$499	$921	$978

Net income per common share attributable to TWC common shareholders:
Basic	$1.62	$1.77	$3.22	$3.48

Diluted	$1.62	$1.76	$3.21	$3.46

Weighted-average common shares outstanding:
Basic	282.7	278.8	282.1	278.3

Diluted	285.8	282.4	285.4	282.1

Cash dividends declared per share of common stock	$0.75	$0.75	$2.25	$1.50

See accompanying notes.

TIME WARNER CABLE INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2015	2014
	(in millions)
OPERATING ACTIVITIES
Net income	$921	$978
Adjustments for noncash and nonoperating items:
Depreciation	1,737	1,570
Amortization	68	68
Income from equity-method investments, net of cash distributions	(8)	(16)
Pretax gain on settlement of Verizon Wireless agency agreement	(120)	—
Deferred income taxes	173	123
Equity-based compensation expense	79	93
Excess tax benefit from equity-based compensation	(74)	(99)
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables	58	41
Accounts payable and other liabilities	402	326
Other changes	(30)	8

Cash provided by operating activities	3,206	3,092

INVESTING ACTIVITIES
Capital expenditures	(2,397)	(2,074)
Acquisition of intangible assets	(31)	(24)
Other investing activities	7	31

Cash used by investing activities	(2,421)	(2,067)

FINANCING ACTIVITIES
Short-term borrowings (repayments), net	(194)	1,147
Repayments of long-term debt	(500)	(1,750)
Dividends paid	(432)	(428)
Repurchases of common stock	—	(259)
Proceeds from exercise of stock options	106	118
Excess tax benefit from equity-based compensation	74	99
Taxes paid in cash in lieu of shares issued for equity-based compensation	(61)	(68)
Other financing activities	(5)	(6)

Cash used by financing activities	(1,012)	(1,147)

Decrease in cash and equivalents	(227)	(122)
Cash and equivalents at beginning of period	707	525

Cash and equivalents at end of period	$480	$403

See accompanying notes.

TIME WARNER CABLE INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	MERGER-RELATED TRANSACTIONS

Charter Merger

On May 23, 2015, Time Warner Cable Inc. (“TWC” or the “Company”) entered into an Agreement and Plan of Mergers (the “Charter Merger Agreement”) with Charter Communications, Inc. (“Charter”) and certain of its subsidiaries, pursuant to which the parties will engage in a series of transactions (the “Charter merger”) that will result in the Company and Charter becoming 100% owned subsidiaries of a new public parent company (“New Charter”), on the terms and subject to the conditions set forth in the Charter Merger Agreement.

Upon the consummation of the Charter merger, each share of TWC common stock (other than treasury shares held by the Company and TWC stock held by the Liberty Parties (as defined below)) will be converted into the right to receive, at the option of each stockholder, either (i) $100 in cash and shares of New Charter Class A common stock equivalent to 0.5409 shares of Charter Class A common stock (“Charter common stock”) or (ii) $115 in cash and shares of New Charter Class A common stock equivalent to 0.4562 shares of Charter common stock. Upon the consummation of the Charter merger, subject to certain exceptions, each share of TWC common stock held by Liberty Broadband Corporation or Liberty Interactive Corporation (together, the “Liberty Parties”) will convert only into the right to receive shares of New Charter Class A common stock.

The Charter merger is subject to the approval of the Company’s and Charter’s stockholders, regulatory approvals and certain other closing conditions.

Bright House Networks Transaction

On May 23, 2015, Charter and Advance/Newhouse Partnership (“A/N”) and certain of their affiliates amended an agreement the parties had signed on March 31, 2015 (the “Bright House Networks Agreement”). Under the amended Bright House Networks Agreement, Charter will acquire Bright House Networks, LLC (“Bright House Networks”), subject to, among other conditions, the closing of the Charter merger. Bright House Networks is a 100% owned subsidiary of a partnership (“TWE-A/N”) between A/N and Time Warner Cable Enterprises LLC (“TWCE”), a subsidiary of TWC. The closing of Charter’s acquisition of Bright House Networks is expected to occur concurrently with the closing of the Charter merger. However, the closing of the Charter merger is not conditioned on the closing of the Bright House Networks transaction.

In the Charter Merger Agreement, the Company and TWCE agreed to irrevocably and unconditionally waive their “right of first offer” to acquire the assets of Bright House Networks during the pendency of the Charter merger. This waiver will expire if the Charter Merger Agreement is terminated in accordance with its terms, provided that the Company or any of its Affiliates (as defined in the Charter Merger Agreement) does not, within nine months following such a termination, enter into an agreement or understanding in respect of, or consummate, an alternative acquisition transaction.

Termination of Comcast Merger and Divestiture Transactions

On April 24, 2015, Comcast Corporation (“Comcast”) and the Company terminated their February 12, 2014 Agreement and Plan of Merger (the “Comcast Merger Agreement”), under which the Company had agreed, on the terms and subject to the conditions set forth therein, to merge with and into a 100% owned subsidiary of Comcast. In a related transaction, on April 25, 2014, Comcast had entered into a binding agreement with Charter, which contemplated three transactions to be completed following the closing of the

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Comcast Merger Agreement (the “divestiture transactions”): (1) a contribution, spin-off and merger transaction, (2) an asset exchange and (3) a sale of assets. The completion of the divestiture transactions would have resulted in Charter acquiring certain TWC cable systems primarily in the Midwest. Also, on March 31, 2015, Charter and A/N had entered into the Bright House Networks Agreement, which was subject to, among other things, the closing of the divestiture transactions. Upon termination of the Comcast Merger Agreement, Comcast delivered a notice of termination to Charter with respect to the divestiture transactions.

2.	ITEMS AFFECTING COMPARABILITY

The following items affected the comparability of TWC’s results for the three and six months ended June 30, 2015 and 2014:

(in millions, except per share data)	OIBDA(a)	D&A(a)	Operating Income	Other(a)	Income Tax Provision	TWC Net Income(a)	Diluted EPS(a)
2nd Quarter 2015:
As reported	$1,948	$(919)	$1,029	$(223)	$(343)	$463	$1.62
Year-over-year change, as reported:
$	$(45)	$(89)	$(134)	$118	$(20)	$(36)	$(0.14)
%	(2.3%)	10.7%	(11.5%)	(34.6%)	6.2%	(7.2%)	(8.0%)
Items affecting comparability:
Merger-related and restructuring costs	82	—	82	—	(32)	50	0.17
Gain on settlement of Verizon Wireless agency agreement(b)	—	—	—	(120)	47	(73)	(0.25)

As adjusted	$2,030	$(919)	$1,111	$(343)	$(328)	$440	$1.54
Year-over-year change, as adjusted:
$	$(24)	$(89)	$(113)	$(2)	$19	$(96)	$(0.35)
%	(1.2%)	10.7%	(9.2%)	0.6%	(5.5%)	(17.9%)	(18.5%)

2nd Quarter 2014:
As reported	$1,993	$(830)	$1,163	$(341)	$(323)	$499	$1.76
Items affecting comparability:
Merger-related and restructuring costs	61	—	61	—	(24)	37	0.13

As adjusted	$2,054	$(830)	$1,224	$(341)	$(347)	$536	$1.89

(a)	OIBDA represents Operating Income before Depreciation and Amortization. D&A represents depreciation and amortization. Other consists of interest expense, other income (expense), net, and net income attributable to noncontrolling interests. TWC net income represents net income attributable to TWC shareholders. Diluted EPS represents net income per diluted common share attributable to TWC common shareholders. Diluted EPS reflects the more dilutive earnings per share amount calculated using the treasury stock method or the two-class method.
(b)	In 2011, TWC and Cellco Partnership (doing business as Verizon Wireless) entered into agency agreements that allowed TWC to sell Verizon Wireless-branded wireless service, and Verizon Wireless to sell TWC services. Amount represents the settlement of certain terms of the agency agreements.

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(in millions, except per share data)	OIBDA(a)	D&A(a)	Operating Income	Other(a)	Income Tax Provision	TWC Net Income(a)	Diluted EPS(a)
Year-to-Date 6/30/2015:
As reported	$3,918	$(1,805)	$2,113	$(561)	$(631)	$921	$3.21
Year-over-year change, as reported:
$	$25	$(167)	$(142)	$129	$(44)	$(57)	$(0.25)
%	0.6%	10.2%	(6.3%)	(18.7%)	7.5%	(5.8%)	(7.2%)
Items affecting comparability:
Merger-related and restructuring costs	108	—	108	—	(42)	66	0.23
Gain on settlement of Verizon Wireless agency agreement(b)	—	—	—	(120)	47	(73)	(0.25)

As adjusted	$4,026	$(1,805)	$2,221	$(681)	$(626)	$914	$3.19
Year-over-year change, as adjusted:
$	$(8)	$(167)	$(175)	$10	$40	$(125)	$(0.49)
%	(0.2%)	10.2%	(7.3%)	(1.4%)	(6.0%)	(12.0%)	(13.3%)

Year-to-Date 6/30/2014:
As reported	$3,893	$(1,638)	$2,255	$(690)	$(587)	$978	$3.46
Items affecting comparability:
Merger-related and restructuring costs	141	—	141	—	(55)	86	0.31
Gain on equity award reimbursement obligation to Time Warner(c)	—	—	—	(1)	—	(1)	—
Impact of certain state and local tax matters(d)	—	—	—	—	(24)	(24)	(0.09)

As adjusted	$4,034	$(1,638)	$2,396	$(691)	$(666)	$1,039	$3.68

(a)	OIBDA represents Operating Income before Depreciation and Amortization. D&A represents depreciation and amortization. Other consists of interest expense, other income (expense), net, and net income attributable to noncontrolling interests. TWC net income represents net income attributable to TWC shareholders. Diluted EPS represents net income per diluted common share attributable to TWC common shareholders.
(b)	In 2011, TWC and Verizon Wireless entered into agency agreements that allowed TWC to sell Verizon Wireless-branded wireless service, and Verizon Wireless to sell TWC services. Amount represents the settlement of certain terms of the agency agreements.
(c)	Pursuant to an agreement with Time Warner Inc. (“Time Warner”), TWC was obligated to reimburse Time Warner for the cost of certain Time Warner equity awards held by TWC employees upon exercise of such awards. Amount represents the change in the reimbursement obligation, which fluctuated primarily with the fair value and expected volatility of Time Warner common stock, and changes in fair value were recorded in other income (expense), net, in the period of change.
(d)	Amount represents the impact of the passage of the New York State budget during the first quarter of 2014 that, in part, lowers the New York State business tax rate beginning in 2016.

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3.	RECONCILIATION OF ADJUSTED OIBDA TO OPERATING INCOME AND OTHER SEGMENT INFORMATION

Consolidated information for the three and six months ended June 30, 2015 and 2014 is as follows:

(in millions)	2nd Quarter				Year-to-Date 6/30
			Change				Change
	2015	2014	$	%	2015	2014	$	%
Adjusted OIBDA(a)	$2,030	$2,054	$(24)	(1.2%)	$4,026	$4,034	$(8)	(0.2%)
Adjusted OIBDA margin(b)	34.3%	35.9%			34.4%	35.7%
Merger-related and restructuring costs	(82)	(61)	(21)	34.4%	(108)	(141)	33	(23.4%)

OIBDA(a)	1,948	1,993	(45)	(2.3%)	3,918	3,893	25	0.6%
Depreciation	(885)	(795)	(90)	11.3%	(1,737)	(1,570)	(167)	10.6%
Amortization	(34)	(35)	1	(2.9%)	(68)	(68)	—	—

Operating Income	$1,029	$1,163	$(134)	(11.5%)	$2,113	$2,255	$(142)	(6.3%)

(a)	Refer to Note 4 for definitions of OIBDA and Adjusted OIBDA.
(b)	Adjusted OIBDA margin is defined as Adjusted OIBDA as a percentage of total revenue.

The Company classifies its operations into the following reportable segments:

•    Residential Services, which principally consists of video, high-speed data and voice services provided to residential customers as well as other residential services, including security and home management services.

•    Business Services, which principally consists of data, video and voice services provided to business customers as well as other business services, including enterprise-class, cloud-enabled hosting, managed applications and services.

•    Other Operations, which principally consists of (i) Time Warner Cable Media (“TWC Media”), the advertising sales arm of TWC, (ii) TWC-owned and/or operated regional sports networks (“RSNs”) and local sports, news and lifestyle channels (e.g., Time Warner Cable News NY1) and (iii) other operating revenue and costs, including those derived from A/N and home shopping network-related services. The business units reflected in the Other Operations segment individually do not meet the thresholds to be reported as separate reportable segments.

In addition to the above reportable segments, the Company has shared functions (referred to as “Shared Functions”) that include activities not attributable to a specific reportable segment. Shared Functions consists of operating costs and expenses associated with broad “corporate” functions (e.g., accounting and finance, information technology, executive management, legal and human resources) or functions supporting more than one reportable segment that are centrally managed (e.g., facilities, network operations, vehicles and procurement) as well as other activities not attributable to a reportable segment. As such, the reportable segment results reflect how management views such segments in assessing financial performance and allocating resources and are not necessarily indicative of the results of operations that each segment would have achieved had they operated as stand-alone entities during the periods presented.

In evaluating the profitability of the Company’s segments, the components of net income (loss) below OIBDA, as defined below, are not separately evaluated by management at the segment level. Due to the nature of the Company’s operations, a majority of its assets, including its distribution systems, are utilized across the Company’s operations and are not segregated by segment. In addition, segment assets are not reported to, or used by, management to allocate resources or assess the performance of the Company’s segments. Accordingly, the Company has not disclosed asset information by segment.

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Segment information for the three and six months ended June 30, 2015 and 2014 is as follows:

(in millions)	2nd Quarter 2015
	Residential Services Segment	Business Services Segment	Other Operations Segment	Shared Functions	Intersegment Eliminations	Total Consolidated
Revenue(a)	$4,758	$803	$431	$—	$(66)	$5,926
Operating costs and expenses	(2,611)	(323)	(289)	(739)	66	(3,896)

Adjusted OIBDA(b)	2,147	480	142	(739)	—	2,030
Merger-related and restructuring costs	—	—	—	(82)	—	(82)

OIBDA(b)	$2,147	$480	$142	$(821)	$—	1,948

Depreciation						(885)
Amortization						(34)

Operating Income						$1,029

(a) All revenue included in Intersegment Eliminations is associated with the Other Operations segment. (b) Refer to Note 4 for definitions of OIBDA and Adjusted OIBDA.

(in millions)	2nd Quarter 2014
	Residential Services Segment	Business Services Segment	Other Operations Segment	Shared Functions	Intersegment Eliminations	Total Consolidated
Revenue(a)	$4,662	$691	$436	$—	$(63)	$5,726
Operating costs and expenses	(2,470)	(282)	(263)	(720)	63	(3,672)

Adjusted OIBDA(b)	2,192	409	173	(720)	—	2,054
Merger-related and restructuring costs	—	—	—	(61)	—	(61)

OIBDA(b)	$2,192	$409	$173	$(781)	$—	1,993

Depreciation						(795)
Amortization						(35)

Operating Income						$1,163

(a) All revenue included in Intersegment Eliminations is associated with the Other Operations segment. (b) Refer to Note 4 for definitions of OIBDA and Adjusted OIBDA.

(in millions)	Year-to-Date 6/30/2015
	Residential Services Segment	Business Services Segment	Other Operations Segment	Shared Functions	Intersegment Eliminations	Total Consolidated
Revenue(a)	$9,420	$1,584	$829	$—	$(130)	$11,703
Operating costs and expenses	(5,192)	(625)	(524)	(1,466)	130	(7,677)

Adjusted OIBDA(b)	4,228	959	305	(1,466)	—	4,026
Merger-related and restructuring costs	—	—	—	(108)	—	(108)

OIBDA(b)	$4,228	$959	$305	$(1,574)	$—	3,918

Depreciation						(1,737)
Amortization						(68)

Operating Income						$2,113

(a) All revenue included in Intersegment Eliminations is associated with the Other Operations segment. (b) Refer to Note 4 for definitions of OIBDA and Adjusted OIBDA.

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(in millions)	Year-to-Date 6/30/2014
	Residential Services Segment	Business Services Segment	Other Operations Segment	Shared Functions	Intersegment Eliminations	Total Consolidated
Revenue(a)	$9,230	$1,359	$836	$—	$(117)	$11,308
Operating costs and expenses	(4,906)	(548)	(490)	(1,447)	117	(7,274)

Adjusted OIBDA(b)	4,324	811	346	(1,447)	—	4,034
Merger-related and restructuring costs	—	—	—	(141)	—	(141)

OIBDA(b)	$4,324	$811	$346	$(1,588)	$—	3,893

Depreciation						(1,570)
Amortization						(68)

Operating Income						$2,255

(a)	All revenue included in Intersegment Eliminations is associated with the Other Operations segment.
(b)	Refer to Note 4 for definitions of OIBDA and Adjusted OIBDA.

Intersegment Eliminations relates to the programming provided to the Residential Services and Business Services segments by the Company’s RSNs and local sports, news and lifestyle channels. These services are reflected as programming expense for the Residential Services and Business Services segments and as revenue for the Other Operations segment.

4.	USE OF NON-GAAP FINANCIAL MEASURES

In discussing its consolidated and segment performance, the Company may use certain measures that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These measures include OIBDA, Adjusted OIBDA, Adjusted net income attributable to TWC shareholders, Adjusted Diluted EPS and Free Cash Flow, which the Company defines as follows:

•	OIBDA (Operating Income before Depreciation and Amortization) means Operating Income before depreciation of tangible assets and amortization of intangible assets.

•	Adjusted OIBDA means OIBDA excluding the impact, if any, of noncash impairments of goodwill, intangible and fixed assets; gains and losses on asset sales; and merger-related and restructuring costs.

•	Adjusted net income attributable to TWC shareholders means net income attributable to TWC shareholders (as defined under GAAP) excluding the impact, if any, of noncash impairments of goodwill, intangible and fixed assets and investments; gains and losses on asset sales; merger-related and restructuring costs; changes in the Company’s equity award reimbursement obligation to Time Warner; and certain changes to income tax provision; as well as the impact of taxes on the above items. Similarly, Adjusted Diluted EPS means net income per diluted common share attributable to TWC common shareholders excluding the above items.

•	Free Cash Flow means cash provided by operating activities (as defined under GAAP) excluding the impact, if any, of cash provided or used by discontinued operations, plus (i) any income taxes paid on investment sales and (ii) any excess tax benefit from equity-based compensation, less (i) capital expenditures, (ii) cash paid for other intangible assets (excluding those associated with business combinations), (iii) partnership distributions to third parties and (iv) principal payments on capital leases.

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Management uses OIBDA and Adjusted OIBDA, among other measures, in evaluating the Company’s consolidated and segment performance because they eliminate the effects of (i) considerable amounts of noncash depreciation and amortization and (ii) items not within the control of the Company’s operations managers (such as income tax provision, other income (expense), net, and interest expense). Adjusted OIBDA further eliminates the effects of certain noncash items identified in the definition of Adjusted OIBDA above. Management also uses these measures to allocate resources and capital to the segments. Adjusted OIBDA is also a significant performance measure used in the Company’s annual incentive compensation programs. Adjusted net income attributable to TWC shareholders and Adjusted Diluted EPS are considered important indicators of the operational strength of the Company as these measures eliminate amounts that do not reflect the fundamental performance of the Company. The Company utilizes Adjusted Diluted EPS, among other measures, to evaluate its performance both on an absolute basis and relative to its peers and the broader market. Management believes that Free Cash Flow is an important indicator of the Company’s ability to generate cash, reduce net debt, pay dividends, repurchase common stock and make strategic investments, after the payment of cash taxes, interest and other cash items. In addition, all of these measures are commonly used by analysts, investors and others in evaluating the Company’s performance and liquidity.

These measures have inherent limitations. For example, OIBDA and Adjusted OIBDA do not reflect capital expenditures or the periodic costs of certain capitalized assets used in generating revenue. To compensate for such limitations, management evaluates performance through Free Cash Flow, which reflects capital expenditure decisions, and net income attributable to TWC shareholders, which reflects the periodic costs of capitalized assets. Adjusted OIBDA does not reflect any of the items noted as exclusions in the definition of Adjusted OIBDA above. To compensate for these limitations, management evaluates performance through OIBDA and net income attributable to TWC shareholders, which do reflect such items. OIBDA and Adjusted OIBDA also fail to reflect the significant costs borne by the Company for income taxes and debt servicing costs, the results of the Company’s equity investments and other non-operational income or expense. Additionally, Adjusted net income attributable to TWC shareholders and Adjusted Diluted EPS do not reflect certain charges that affect the operating results of the Company and they involve judgment as to whether items affect fundamental operating performance. Management compensates for these limitations by using other analytics such as a review of net income attributable to TWC shareholders. Free Cash Flow, a liquidity measure, does not reflect payments made in connection with investments and acquisitions, which reduce liquidity. To compensate for this limitation, management evaluates such investments and acquisitions through other measures such as return on investment analyses.

These non-GAAP measures should be considered in addition to, not as substitutes for, the Company’s Operating Income, net income attributable to TWC shareholders and various cash flow measures (e.g., cash provided by operating activities), as well as other measures of financial performance and liquidity reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies.